Exhibit 23



Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 20, 2001 (except for Note 14 for which the date is December 14, 2001), relating to the consolidated financial statements and schedules of Avitar, Inc and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/S/ BDO Seidman, LLP
November 22, 2002